Exhibit 99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Statements and Experts” and “Representations and Warranties” in the Joint Proxy Statement of Morgan Stanley Institutional Fund, Inc. and to the incorporation by reference of our report, dated February 24, 2011 on the financial statements and financial highlights of US Real Estate Portfolio and Small Company Growth Portfolio, two of the portfolios constituting Morgan Stanley Institutional Fund, Inc., included in the Annual Report to Shareholders for the year ended December 31, 2010.

We also consent to the references to our firm under the captions “Independent Registered Accounting Firm” and “Financial Highlights” in the US Real Estate Portfolio and Small Company Growth Portfolio Statements of Additional Information and Prospectuses, respectively, dated April 29, 2011 and August 23, 2011, each on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 93 (File No. 033-23166) and Post-Effective Amendment Number 96 (File No. 033-23166), respectively, and are incorporated by reference in the Joint Proxy Statement, included in this Registration Statement on Form N-14 for Morgan Stanley Institutional Fund, Inc.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 30, 2011